Exhibit 10.1

AMENDMENT NO. 5 AND SECOND FORBEARANCE

AND STANDSTILL AGREEMENT

THIS AMENDMENT NO. 5 AND SECOND FORBEARANCE AND STANDSTILL AGREEMENT (this “Agreement”) is made and entered into as of the [  ] day of November, 2008 by and among each lender executing a counterpart hereof, WILMINGTON TRUST COMPANY, as administrative agent (the “Administrative Agent”), HERBST GAMING, INC. (the “Borrower”) and the Subsidiaries of the Borrower executing a counterpart hereof (the “Grantors” and, together with the Borrower, the “Loan Parties”).

Statement of Purpose

WHEREAS, reference is made to the Second Amended and Restated Credit Agreement, dated as of January 3, 2007, among the Borrower, the lenders party thereto (the “Lenders”), certain other parties and the Administrative Agent (as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of August 14, 2007, Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of December 14, 2007, Omnibus Amendment No. 3 and Appointment and Acceptance, dated as of April 24, 2008, and Amendment No. 4 and Forbearance and Standstill Agreement, dated as of May 15, 2008 (as amended by Amendment to Amendment No. 4 and Forbearance and Standstill Agreement dated as of September 30, 2008), and as further amended, supplemented and otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein (including in Schedule A hereto) being used herein as therein defined);

WHEREAS, each Grantor has guaranteed the Obligations of the Borrower under the Credit Agreement;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement in certain respects and forbear from exercising certain rights and remedies under the Credit Agreement and the other Loan Documents provisionally through the Forbearance Maturity Date (as defined below) solely in respect of the events set forth in numbers 1 through and including 9 on Schedule A hereto (the “Current Defaults” and, together with the events described in number 10 on Schedule A hereto, the “Specified Defaults”); and

WHEREAS, the Administrative Agent and the Lenders are willing to amend the Credit Agreement in certain respects and forbear from exercising certain rights and remedies under the Credit Agreement and the other Loan Documents provisionally only through the Forbearance Maturity Date regarding the Specified Defaults, subject to the express terms and provisions of this Agreement.

Agreement

NOW, THEREFORE in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Acknowledgments by Loan Parties. To induce the Administrative Agent and the Lenders to execute this Agreement, each Loan Party hereby acknowledges, stipulates, represents, warrants and agrees as follows:

(a)           Each of the Current Defaults (including without limitation the Event of Default under Section 8.01(a) of the Credit Agreement solely as a result of the failure of the Borrower to pay the outstanding principal amount of the Loans on November 6, 2008 as required pursuant to the Notice of Acceleration delivered to the Borrower on such date) constitutes an Event of Default that has occurred, remains uncured, has not been waived and is continuing as of the date hereof and cannot be cured. Except for the Current Defaults, no other Defaults or Events of Default have occurred and are continuing as of the date hereof. Except as expressly set forth in this Agreement, the agreements of the Administrative Agent and the Lenders hereunder to forbear provisionally in the exercise of their respective rights and remedies under the Credit Agreement and the other Loan Documents in respect of the Specified Defaults during the Forbearance Period (as defined below) does not in any manner whatsoever limit any right of any of the Administrative Agent and the Lenders to insist upon strict compliance by the Loan Parties with this Agreement or any Loan Document during the Forbearance Period.

(b)           To the knowledge of the Loan Parties, immediately prior to executing this Agreement nothing has occurred that constitutes or otherwise can be construed or interpreted as a waiver of, or otherwise to limit in any respect, any rights or remedies the Lenders, the Administrative Agent or any of them have or may have arising as the result of any Event of Default (including any Specified Default) that has occurred or that may occur under the Credit Agreement, the other Loan Documents or applicable law. The Administrative Agent’s and the Lenders’ actions in entering into this Agreement are without prejudice to the rights of any of the Administrative Agent and the Lenders to pursue any and all remedies under the Loan Documents pursuant to applicable law or in equity available to it in its sole discretion upon the termination (whether upon expiration thereof, upon acceleration or otherwise) of this Agreement.

(c)           The Revolving Loans outstanding as of the date hereof are in an amount equal to $98,859,000. The Swing Line Loans outstanding as of the date hereof are in an amount equal to $0. The Term Loans outstanding as of the date hereof are in an amount equal to $747,962,500. The L/C Obligations of the Borrower outstanding as of the date hereof are in an amount equal to $1,141,000. The foregoing amounts do not include interest, fees and expenses and other amounts that are chargeable or otherwise reimbursable under the Loan Documents.

(d)           All of the assets pledged, assigned, conveyed, mortgaged, hypothecated or transferred to the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Documents (including without limitation the Collateral (including without limitation all proceeds thereof)) are (and shall continue to be) subject to valid and enforceable liens and security interests of the Administrative Agent for the benefit of the Lenders and the other Secured Parties (as defined in the Security Agreement (as defined in the Credit Agreement)), as collateral security for all of the Obligations, subject to no Liens other than Liens permitted by Section 7.01 of the Credit Agreement. Each of the Loan Parties hereby reaffirms and ratifies its prior conveyance to the Administrative Agent for the benefit of the Lenders and the other Secured Parties of a continuing security interest in and lien on the Collateral.

(e)           The obligations of the Loan Parties under this Agreement of any nature whatsoever, whether now existing or hereafter arising, are hereby deemed to be “Obligations” for all purposes of the Credit Agreement and the other Loan Documents.

(f)            The Obligations of the Loan Parties under this Agreement, the Credit Agreement and the other Loan Documents constitute “Senior Debt” (as such term is defined in the Credit Agreement).

(g)           Except as expressly modified by this Agreement or as required by Gaming Laws in Nevada, Missouri and Iowa, all terms and provisions of the Credit Agreement and the other Loan Documents are valid and enforceable and remain in full force and effect according to their respective terms. Each Grantor, as debtor, grantor, pledgor, guarantor, assignor or in other similar capacity in which such party grants liens or security interests in its properties or otherwise acts as an accommodation party or guarantor, as the case may be, under the Loan Documents, hereto hereby (i) agrees that the Credit Agreement as amended hereby is the Credit Agreement under and for all purposes of the Guaranties and the Collateral Documents and (ii) confirms that the obligations of the Loan Parties under the Loan Documents as modified hereby are entitled to the benefits of the guarantees set forth in the Guaranties and constitute “Guaranteed Obligations” (as defined in each of the Guaranties).

(h)           The Lenders’ entry into, and covenants to perform in accordance with, this Agreement and the Lenders’ consummation of the transactions contemplated hereby constitute “new value” and “reasonably equivalent value”, as those terms are used in Section 547 and 548 of Title 11 of the United States Code (the “Bankruptcy Code”), received by the Loan Parties as of the closing of this Agreement in contemporaneous exchange for the Loan Parties’ entry into, and covenants to perform in accordance with, this Agreement and the documents executed in connection with this Agreement, and the Loan Parties’ consummation of the transactions contemplated hereby and thereby.

(i)            The bank accounts listed in the April 15, 2008 schedule previously disclosed by the Borrower to the Administrative Agent and any new accounts established since May 15, 2008 in compliance with the immediately following sentence (the “Existing Bank Accounts”) are the only bank accounts held or owned by the Loan Parties as of the date hereof. Each Loan Party covenants (i) to not establish any new bank account other than those set forth on said schedule, unless such bank account is established and located in the United States and either pursuant to applicable law or regulations or in the ordinary course of business (such new bank accounts, together with the Existing Bank Accounts, being herein called the “Permitted Bank Accounts”), provided that the Borrower shall give written notice to the Administrative Agent of any account so established within five Business Days of the occurrence thereof, and (ii) to not use amounts held in the Permitted Bank Accounts for any purpose other than (a) ordinary course funding of the operations of the Borrower and the other Loan Parties, including without limitation capital expenditures made in the ordinary course of business, in each case only as permitted by the Loan Documents, (b) payments of interest, fees and expenses under the Credit Agreement and (c) payment of fees and expenses of professionals in connection with any restructuring or reorganization efforts of the Borrower and the other Loan Parties.

2.             Provisional Forbearance and Limited Deferral. Subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective as of the date hereof, the Administrative Agent and the Lenders agree, except as set forth in this Agreement, to forbear provisionally in the exercise of their respective rights and remedies under the Credit Agreement and the other Loan Documents in respect of the Specified Defaults until the date (the “Forbearance Maturity Date”; the period from the date the conditions precedent specified in Section 5 below are satisfied until the Forbearance Maturity Date being herein called the “Forbearance Period”) which is the earliest to occur of:

(a)           December 3, 2008 or, if the Administrative Agent shall have received counterparts of a Restructuring Agreement (the “Restructuring Agreement”) summarizing the terms of a proposed restructuring of the Obligations and evidencing the parties’ intent to pursue and support the implementation of such restructuring, executed and delivered by the Borrower, each other Loan Party, the Lenders comprising Requisite Lenders and Edward J. Herbst, Timothy P. Herbst, Troy D. Herbst, Jerry E. Herbst, Terrible Herbst, Inc. and any other entities affiliated with Jerry E. Herbst and/or Terrible Herbst, Inc. that have commercial arrangements with the Borrower or its Subsidiaries (collectively, the “Herbst Parties”) on or before December 3, 2008, February 2, 2009 (each such date, the “Scheduled Forbearance Termination Date”);

(b)           the occurrence of any Event of Default other than the Specified Defaults; and

(c)           the date on which any breach of any of the conditions or agreements provided in this Agreement shall occur, or the date on which any breach by any Loan Party or any Herbst Party of any of the conditions or agreements provided in the Restructuring Agreement shall occur (it being agreed that the breach of any such condition or agreement shall constitute an immediate

Event of Default under the Credit Agreement without the requirement of any demand, presentment, protest or notice of any kind to any Loan Party (all of which each Loan Party waives));

provided that (i) the Revolving Lenders shall have no obligation to make any further Revolving Loans or other extensions of credit to any Loan Party, other than in respect of Letters of Credit pursuant to Section 2.05(c) of the Credit Agreement, (ii) each Loan Party shall comply with all limitations, restrictions, covenants and prohibitions that would otherwise be effective or applicable under the Loan Documents, (iii) nothing herein shall restrict, impair or otherwise affect any of the Administrative Agent’s or the Lenders’ rights and remedies under any agreement containing subordination provisions in favor of any of the Administrative Agent or the Lenders (including without limitation the right to give any payment blockage notices to any of the trustees in respect of the Subordinated Debt (including without limitation any payment blockage notice based upon any Specified Default)) and (iv) nothing herein shall be construed as a waiver by the Administrative Agent or any Lender of any Specified Default.

Upon expiration of the Forbearance Period, the agreement of the Administrative Agent and the Lenders hereunder to forbear provisionally in the exercise of their respective rights and remedies under the Credit Agreement and the other Loan Documents in respect of the Specified Defaults during the Forbearance Period shall immediately terminate without the requirement of any demand, presentment, protest or notice of any kind to any Loan Party (all of which each Loan Party waives). Each of the Loan Parties agrees that any of the Administrative Agent and the Lenders may at any time thereafter proceed to exercise any and of their respective rights and remedies under the Loan Documents or applicable law, including without limitation their respective rights and remedies with respect to the Specified Defaults.

Any agreement by any of the Administrative Agent and the Lenders to extend the Forbearance Period must be set forth in writing and signed by each of the Administrative Agent and the Requisite Lenders. The Administrative Agent and the Lenders are not obligated to extend the Forbearance Period and may decide to do so (or not to do so) in their sole discretion. Each of the Loan Parties acknowledges that each of the Administrative Agent and the Lenders has not made any assurances concerning the extension of the Forbearance Period.

3.             Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective (except as otherwise expressly provided in this Section 3) as of the date hereof, the Credit Agreement shall be amended as follows:

(a)           References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

(b)           Definition of “Loan Documents”. The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Loan Documents” means this Agreement, each Note, each Issuer Document, each Secured Swap Contract, the Lead Arranger Fee Letter, the Administrative Agent Fee Letter, each Guaranty, each Collateral Document, Amendment No. 1 to the Second Amended and Restated Credit Agreement dated as of August 14, 2007, Amendment No. 2 to the Second Amended and Restated Credit Agreement dated as of August 14, 2007, the Omnibus Amendment No. 3 and Appointment and Acceptance dated as of April 24, 2008 among Bank of America, N.A., Wilmington Trust Company, the Borrower, the Lenders parties thereto and the Subsidiaries of the Borrower, Amendment No. 4 and Forbearance and Standstill Agreement dated as of May 15, 2008 among the Borrower, the other Loan Parties, certain Lenders parties thereto and the Administrative Agent, Amendment No. 5 and Second Forbearance and Standstill Agreement dated as of

November [  ], 2008 among the Borrower, the other Loan Parties, certain Lenders parties thereto and the Administrative Agent, and any other amendment or certificate executed and/or delivered pursuant to or in connection with this Agreement.

4.             Further Agreements. Subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective as of the date hereof, notwithstanding anything in the Credit Agreement or any other Loan Document to the contrary and in addition to the terms and provisions thereof and without affecting in any respect the acknowledgments in Section 1 above and the other acknowledgments and agreements of the Loan Parties under this Agreement:

(a)           The parties hereto hereby agree as follows:

(i)            All accrued interest and fees under the Credit Agreement shall be payable on the first Business Day of each calendar month (commencing December 1, 2008) and otherwise in accordance with the terms of the Credit Agreement.

(ii)           During the Forbearance Period, the Default Rate shall not apply and interest in respect of the Loans shall accrue at the rates set forth in the Credit Agreement without regard to Section 2.10(b) thereof.

(iii)          During the Forbearance Period, the Borrower shall be entitled to convert Loans into Eurodollar Rate Loans and continue Loans as Eurodollar Rate Loans in accordance with Section 2.04 of the Credit Agreement, so long as any such Interest Period shall end on or before the Scheduled Forbearance Termination Date then in effect.

(b)           The Loan Parties hereby agree as follows:

(i)            None of the Loan Parties shall make any payment (whether of principal, interest, fees or any other amount, and whether or not scheduled), nor fund, wholly or in part, any defeasance trust, on account of or in connection with the Subordinated Debt, except for any payment made not in violation of the terms of subordination governing such Subordinated Debt (including without limitation any payment blockage notices delivered thereunder).

(ii)           Without limiting the rights of the Administrative Agent and the Lenders under Section 6.10 of the Credit Agreement, but subject to Section 10.07 of the Credit Agreement, the Loan Parties shall upon request give the Administrative Agent and the Lenders and their advisors reasonably full and timely access to the Loan Parties’ books, records, senior officers, directors, senior level employees and any advisors hired by the Loan Parties, and shall permit any of the foregoing Persons to review and copy all books and records (including without limitation all books and records maintained in electronic format) of each Loan Party.

(iii)          The Borrower shall pay, within 20 days following receipt of an invoice thereof, all accrued fees and expenses of the Administrative Agent and the Lenders incurred in connection with the Credit Agreement and the other Loan Documents in accordance with the terms of the Credit Agreement and the other Loan Documents. Nothing in this Agreement shall be construed or deemed to waive or limit any obligation of the Borrower or any of the other Loan Parties to pay fees and expenses (including without limitation legal fees) and expenses incurred by the Administrative Agent or any Lender as provided in Section 10.04 of the Credit Agreement.

5.             Conditions. The agreements set forth in Sections 2, 3 and 4 above shall become effective, as of the date hereof, upon satisfaction of the following conditions:

(a)           The Administrative Agent shall have received counterparts of this Agreement, executed and delivered by the Borrower and each other Loan Party, the Administrative Agent and the Requisite Lenders.

(b)           The Borrower shall have paid (i) the accrued interest and fees under the Credit Agreement due on November 3, 2008, (ii) the accrued interest (including without limitation default interest accruing at the Default Rate) and fees under the Credit Agreement through the date immediately prior to the date hereof, and (iii) all costs, expenses and fees (including without limitation of legal counsel) as set forth in Section 10.04 of the Credit Agreement, in the case of each of clause (ii) and (iii), as set forth on Schedule C hereto.

(c)           The representations and warranties contained in this Agreement shall be true and correct and no Default or Event of Default (other than the Current Defaults) shall have occurred and be continuing.

(d)           The Administrative Agent shall have received such other documents, certificates and instruments as it or any Lender reasonably requests through the date of this Agreement.

6.             Limited Effect of Agreement. Except as expressly provided in this Agreement, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Agreement shall not be deemed or otherwise construed: (i) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document; (ii) to prejudice any other right or rights that the Administrative Agent or any Lender, or any of them, may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, as such documents may be amended, restated or otherwise modified from time to time; or (iii) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with any Loan Party or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or any other Loan Document or any rights or remedies arising in favor of the Administrative Agent and the Lenders, or any of them, under or with respect to any such documents. Neither the requirements of good faith and fair dealing nor any other theory, concept or argument shall require any Lender to impart upon any Loan Party any further or greater benefits, to suffer any prejudice or impairment of any kind whatsoever, or to tolerate any noncompliance with this Agreement and any other Loan Document.

7.             Release. Each Loan Party, on behalf of itself, and any Person claiming by, through or under such Loan Party (collectively, the “Loan Party Group”) acknowledges that it has no claim, counterclaim, setoff, recoupment, action or cause of action of any kind or nature whatsoever (“Claims”) against all or any of the Administrative Agent or any of the Lenders or any of their respective directors, officers, employees, agents, attorneys, financial advisors, legal representatives, affiliates, shareholders, partners, successors and assigns (the Administrative Agent or any of the Lenders and their respective directors, officers, employees, agents, attorneys, financial advisors, legal representatives, affiliates, shareholders, partners, successors and assigns are jointly and severally referred to as the “Lender Group”), that directly or indirectly arise out of or are based upon or in any manner connected with any “Prior Event” (as defined below), and each Loan Party on behalf of itself and all the other members of the Loan Party Group hereby releases each member of the Lender Group from any liability whatsoever should any Claims nonetheless exist. As used herein the term “Prior Event” means any transaction, event, circumstances, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to or by virtue of any terms of the Credit Agreement, this Agreement, any other Loan Document or any of the transactions contemplated herein or therein or any oral or written agreement relating to any of the foregoing, including without limitation any approval or acceptance given or denied. This Section 7 shall survive the termination of this Agreement and shall remain in full force and effect even if any of the conditions set forth in Section 5 above are not satisfied.

8.             Representations and Warranties. By its execution hereof, each of the Loan Parties hereby certifies that each of the representations and warranties set forth in the Credit Agreement (as amended hereby) and the other Loan Documents in respect of such Loan Party is true and correct in all material respects as of the date hereof as if fully set forth herein (other than as a result of the occurrence of the Current Defaults and except to the extent such representation or warranty is expressly stated to have been made as of a specified date, in which case such representation or warranty shall be true and correct in all material respects as of such specified date), except for those representations and warranties listed on Schedule B hereto, and that as of the date hereof no Default or Event of Default (other than the Current Defaults) has occurred and is continuing.

9.             Reversal of Payments. To the extent any Loan Party makes a payment or payments to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document that are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause (in each case, in whole or in part), then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent or such Lender, as the case may be.

10.           Governing Law; Counterparts; Electronic Execution; Misc. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State and shall be subject to Section 10.16 of the Credit Agreement. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Loan Party and the Administrative Agent (with the consent of the Requisite Lenders). This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement. Except as provided in this Agreement, the Credit Agreement shall remain unchanged and in full force and effect.

11.           Survival of Obligations. All covenants, agreements and other obligations of the Loan Parties under this Agreement which do not terminate on the Forbearance Maturity Date pursuant to their express terms shall survive the occurrence of the Forbearance Maturity Date and shall thereafter be enforceable against the Loan Parties according to their terms.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

WILMINGTON TRUST COMPANY,
as Administrative Agent

By:	/s/ James A. Hanley
Name: James A. Hanley
Title: Vice President

HERBST GAMING, INC.

By:	/s/ Troy D. Herbst
Name: Troy D. Herbst
Title: Chief Executive Officer

FLAMINGO PARADISE GAMING, LLC

By:	/s/ Troy D. Herbst
Name: Troy D. Herbst
Title: Manager

MARKET GAMING, INC.

By:	/s/ Troy D. Herbst
Name: Troy D. Herbst
Title: Secretary

CARDIVAN COMPANY

By:	/s/ Troy D. Herbst
Name: Troy D. Herbst
Title: Secretary

CORRAL COIN, INC.

By:	/s/ Troy D. Herbst
Name: Troy D. Herbst
Title: Secretary

CORRAL COUNTRY COIN, INC.

By:	/s/ Troy D. Herbst
Name: Troy D. Herbst
Title: Secretary

E-T-T ENTERPRISES L.L.C.

By:	/s/ Troy D. Herbst
Name: Troy D. Herbst
Title: Manager

E-T-T, INC.

By:	/s/ Troy D. Herbst
Name: Troy D. Herbst
Title: Secretary

HGI – ST. JO, INC.

By:	/s/ Troy D. Herbst
Name: Troy D. Herbst
Title: Secretary

HGI – LAKESIDE, INC.

By:	/s/ Troy D. Herbst
Name: Troy D. Herbst
Title: Secretary

HGI – MARK TWAIN, INC.

By:	/s/ Troy D. Herbst
Name: Troy D. Herbst
Title: Secretary

THE SANDS REGENT

By:	/s/ Troy D. Herbst
Name: Troy D. Herbst
Title: Secretary

ZANTE INC.

By:	/s/ Troy D. Herbst
Name: Troy D. Herbst
Title: Secretary

LAST CHANCE, INC.

By:	/s/ Troy D. Herbst
Name: Troy D. Herbst
Title: Secretary

CALIFORNIA PROSPECTORS, LTD.

By:	/s/ Troy D. Herbst
Name: Troy D. Herbst
Title: Manager

PLANTATION INVESTMENTS, INC.

By:	/s/ Troy D. Herbst
Name: Troy D. Herbst
Title: Secretary

DAYTON GAMING, INC.

By:	/s/ Troy D. Herbst
Name: Troy D. Herbst
Title: Secretary

THE PRIMADONNA COMPANY, LLC

By:	/s/ Troy D. Herbst
Name: Troy D. Herbst
Title: Manager

Schedule A

Specified Defaults

1.               The failure of the Loan Parties to deliver on March 31, 2008 an audited financial statement that is not subject to any “going concern” or like qualification or exception in accordance with Section 6.01(a) of the Credit Agreement (the “Financial Statement Default”).

2.               An Event of Default under Section 6.02(a) of the Credit Agreement solely with respect to the inability to certify as to paragraph 3 of the Compliance Certificate as a result of the Financial Statement Default, the Financial Covenant Default (as defined below), the SEC Reporting Default (as defined below), the Senior Subordinated Notes Default (as defined below) and the other Specified Defaults set forth herein.

3.               An Event of Default under Section 6.04 of the Credit Agreement solely as a result of failure to pay amounts due under the Senior Subordinated Notes.

4.               An Event of Default under Sections 7.12, 7.13 and 7.14 of the Credit Agreement solely with respect to the Fiscal Quarters ending March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008 (together, the “Financial Covenant Default”).

5.               An Event of Default under Section 8.01(a) of the Credit Agreement solely as a result of the failure of the Borrower to pay the outstanding interest amount of the Loans on November 3, 2008; provided that the parties acknowledge that such interest payment has been paid as of the date of this Agreement.

6.               An Event of Default under Section 8.01(a) of the Credit Agreement solely as a result of the failure of the Borrower to pay the outstanding principal amount of the Loans on November 6, 2008 as required pursuant to the Notice of Acceleration delivered to the Borrower on such date.

7.               An Event of Default under Section 8.01(e) of the Credit Agreement solely as a result of failure to (i) file reports with the Securities and Exchange Commission (“SEC”) within the time periods specified in the SEC’s rules and regulations, including the Company’s failure to satisfactorily file management’s report on internal control over financial reporting in connection with its Annual Report on Form 10-K for the year ended December 31, 2007 (the “SEC Reporting Default”), and (ii) pay interest due under the Senior Subordinated Notes (the “Senior Subordinated Notes Default”), in each case unless such Event of Default results in the acceleration of any of the Senior Subordinated Notes.

8.               An Event of Default under Section 8.01(g) of the Credit Agreement solely with respect to the failure to make required payments under the Senior Subordinated Notes to the extent that such failure is deemed to mean that the Borrower has become unable or has failed generally to pay its debts as they become due.

9.               An Event of Default under Section 8.01(j) of the Credit Agreement solely resulting from the succession to Wilmington Trust Company as administrative agent from the predecessor Administrative Agent under the Credit Agreement.

10.         Events of Default pursuant to Sections 6.01(b), (d) and (e) of the Credit Agreement so long as any such Event of Default is cured within five Business Days after the occurrence thereof.

Schedule B

Representations and Warranties Not Subject to Paragraph 8

1.               The representation and warranty in the second sentence of Section 5.02 of the Credit Agreement with respect to compliance with Contractual Obligations solely to the extent the Borrower has not made, or does not make, required payments under the Senior Subordinated Notes.

2.               The representations and warranties in Section 5.07 of the Credit Agreement solely to the extent (a) the Borrower has not made, or does not make, required payment under the Senior Subordinated Notes or (b) Specified Defaults have occurred and are continuing under the Credit Agreement and the other Loan Documents.

Schedule C

Fee Schedule